Exhibit 99.1

November 2, 2010 – For Immediate Release

Contact: Robert V. Lardon 203.328.3517 robert.lardon@harman.com

HARMAN Reports Double-Digit Sales Growth and 5.6 Percentage Point Improvement in Operating Margin

•	Net sales increase 19% in local currency

•	Credit rating upgraded two notches by both Moody’s and Standard & Poor’s

•	Acquired Aha Mobile to enable on-demand internet content for cars and consumer devices

•	Investing additional $100M in China; two new factories, R&D and test labs to be added by summer 2011

Stamford, CT, November 2, 2010 – Harman International Industries, Incorporated, the leading global audio and infotainment group (NYSE: HAR), today announced results for the first quarter ended September 30, 2010. Net sales for the quarter were $837 million, an increase of 12 percent compared to the same period last year. In local currency, net sales increased by 19 percent. First quarter operating income was $43 million, an improvement of $47 million versus a prior year loss. Earnings from continuing operations per diluted share were $0.39 for the quarter compared to a loss per diluted share of ($0.17) in the same period last year. On a non-GAAP basis, earnings from continuing operations were $0.35 compared to a loss of ($0.08) in the same period last year.

“We are very pleased by this continued progress, marking four consecutive quarters of year-on-year improvement in both top line and profitability,” said Dinesh C. Paliwal, the Company’s Chairman, President and CEO. “Our innovation pipeline and our $12 billion backlog of awarded business reinforce HARMAN’s leadership position. Our successful STEP Change cost reduction program and emerging markets footprint expansion are yielding both cost advantages and new market opportunities. Our recent two-notch credit upgrades reflect our strong balance sheet, new business awards, permanent cost reductions and improved conditions in our served markets.”

“During the last three years, we have transformed the Company’s global footprint, created a best in class cost structure and installed world class business processes,” Paliwal added. “Harman is now focusing on profitable growth, both organic and through acquisitions. After posting triple digit growth in emerging markets last year, we are adding significant new capacity to meet the rising domestic demand in China and other emerging markets. We have a strong balance sheet and we are generating positive cash flow. Our recent acquisitions of Selenium in Brazil and Aha Mobile in the US are having a positive impact. We will continue to look for companies in both western and emerging markets which have attractive valuations, key technologies, and strong sales channels.”

Summary of Continuing Operations

Gross margin increased to 26.8 percent for the first quarter ended September 30, 2010, an improvement of 1.1 percentage points. Gross margin on a non-GAAP basis increased to 26.7 percent for the first quarter, an improvement of 0.9 percentage points. SG&A expense as a percentage of sales on a non-GAAP basis for the first quarter was reduced by 3.4 percentage points to 22.0 percent. The Company’s improved operating margin was primarily driven by higher sales, improved productivity, and lower restructuring expense. HARMAN continues to execute ahead of schedule on its $400 million STEP Change cost-savings program and has achieved $373 million in permanent savings through September 30, 2010, compared to a target of $317 million.

Strategic Initiatives

During the First Quarter, the Company completed the acquisition of Aha Mobile, an innovative Silicon Valley provider of on-demand mobile and location-based Internet content services. The new unit’s online application complements HARMAN’s offering for hands-free, eyes-free automotive Infotainment and consumer devices. This expands the content available to today’s connected mobile generation while providing a safe, interactive experience. The Company also highlighted the recent acquisition of Selenium, now operating as Harman do Brasil in Latin America, at the region’s largest music industry trade exhibition during September.

To meet fast rising domestic demand in China, the Company announced a new $100 million investment for strategic initiatives. This will include construction of two greenfield world class factories in China for Automotive, Professional and Consumer products. Fast execution will allow these new factories to come online in summer of 2011. To complement existing sales channels for consumer audio products, the Company also opened its first flagship store in Shanghai.

FY 2011 Key Figures – Total Company	Three Months Ended September 30
All figures from continuing operations unless otherwise noted			Increase (Decrease)
$ millions (except per share data)	3M FY11	3M FY10	Nominal	Local Currency[1]
Net sales	837	748	12%	19%
Gross profit	225	192	17%	23%
Percent of net sales	26.8%	25.7%
SG&A	182	196	(7%)	(2%)
Operating income (loss)	43	(4)	n.m.	n.m.
Percent of net sales	5.1%	(0.5%)
Net Income (loss) from continuing operations attributable to Harman International Industries, Incorporated	27	(10)	n.m.	n.m.
Diluted earnings (loss) per share from continuing operations attributable to Harman International Industries, Incorporated	0.39	(0.17)
Restructuring-related costs	(3)	4
Goodwill impairment charge	0	3
Net Income from discontinued operations	0	2
Diluted earnings (loss) per share from discontinued operations	0.00	0.03
Non-GAAP from continuing operations
Gross profit[1]	224	193	16%	22%
Percent of net sales[1]	26.7%	25.8%
SG&A1	184	190	(3%)	3%
Operating income (loss)[1]	40	3	n.m.	n.m.
Percent of net sales[1]	4.8%	0.4%
Net Income (loss)[1] from continuing operations attributable to Harman International Industries, Incorporated	25	(4)	n.m.	n.m.
Diluted earnings (loss) per share[1] from continuing operations attributable to Harman International Industries, Incorporated	0.35	(0.08)
Shares outstanding – diluted (in millions)	71	69

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release. n.m. = Not Meaningful

Investor and Analyst Call on November 2, 2010

HARMAN will conduct an investor and analyst call at 11:00 am EDT today, hosted by the Company’s Chairman and CEO, Dinesh Paliwal, and Chief Financial Officer, Herbert Parker. Those who wish to participate via audio in the earnings conference call should dial 888-223-5152 (U.S.) or +1 (303) 223-2680 (International) ten minutes before the call and reference HARMAN. Following the call, a replay will be available beginning at approximately 1:00 p.m. EDT. The replay will remain available through January 1, 2011 at 1:00 p.m. To listen to the replay, dial (800) 633-8284 (U.S.) or +1 (402) 977-9140 (International), Access Code: 21483155.

NOTE: For reference during its analyst and investor conference call, the Company has posted a set of informational slides on its web site at www.harman.com and accompanying this press release on www.businesswire.com. In addition, Harman invites you to visit the Investors section of its website at www.harman.com where visitors can sign-up for email alerts and conveniently download copies of historical earnings releases and supporting slide presentations, among other documents.

General Information

HARMAN (www.harman.com) designs, manufactures and markets a wide range of audio and infotainment solutions for the automotive, consumer and professional markets – supported by 15 leading brands including AKG®, Harman Kardon®, Infinity®, JBL®, Lexicon® and Mark Levinson®. The Company is admired by audiophiles across multiple generations and supports leading professional entertainers and the venues where they perform. More than 20 million automobiles on the road today are equipped with HARMAN audio and infotainment systems. HARMAN has a workforce of about 11,000 people across the Americas, Europe and Asia, and reported sales of $3.5 billion over the last twelve months. The Company’s shares are traded on the New York Stock Exchange under the symbol NYSE:HAR.

A reconciliation of the non-GAAP measures included in this press release to the most comparable GAAP measures is provided in the tables contained at the end of this press release. HARMAN does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Forward-Looking Information

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act. One should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to (1) our ability to achieve the intended benefits and anticipated savings of our STEP Change cost reduction initiatives; (2) our ability to maintain profitability in our automotive division if there are delays in our product launches, which may give rise to significant penalties and increased engineering expense; (3) the loss of one or more significant customers, or the loss of a significant platform with an automotive customer; (4) warranty obligations for defects in our products; (5) fluctuations in currency exchange rates, particularly with respect to the value of the U.S. dollar and the Euro; (6) our ability to successfully implement our global footprint initiative, including achieving cost reductions and other benefits in connection with the restructuring of our manufacturing, engineering, procurement and administrative organizations; (7) the inability of our suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; (8) our ability to attract and retain qualified senior management and to prepare and implement an appropriate succession plan for our critical organizational positions; (9) our failure to implement and maintain a comprehensive disaster recovery program; (10) our failure to comply with governmental rules and regulations, including the Foreign Corrupt Practices Act and U.S. export control laws, and the cost of compliance with such laws; (11) our ability to maintain a competitive technological advantage through innovation and leading product designs; (12) acceptance of our mid-platform infotainment systems by original equipment manufacturers and consumers; (13) the outcome of pending or future litigation and other claims, including, but not limited to, the current stockholder and Employee Retirement Income Security Act of 1974 lawsuits; (14) our ability to enforce or defend our ownership and use of intellectual property rights, and (15) other risks detailed in Harman International’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and other filings made by Harman International with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement, except as required by law. This press release also makes reference to the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs and open replacement programs, less phased-out and cancelled programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new and replacement programs, foreign currency exchange rates and the timing of major program launches.

HAR-E

APPENDIX

Automotive Division

FY 2011 Key Figures – Automotive	Three Months Ended September 30
			Increase (Decrease)
$ millions	3M FY11	3M FY10	Nominal	Local Currency[1]
Net sales	607	543	12%	20%
Gross profit	141	126	12%	20%
Percent of net sales	23.3%	23.2%
SG&A	105	131	(20%)	(13%)
Operating income (loss)	36	(5)	n.m.	n.m.
Percent of net sales	6.0%	(0.9%)
Restructuring-related costs	1	3
Goodwill impairment charge	0	3
Non-GAAP
Gross profit[1]	141	126	12%	20%
Percent of net sales[1]	23.3%	23.2%
SG&A1	104	124	(16%)	(9%)
Operating income (loss)[1]	37	1	n.m.	n.m.
Percent of net sales[1]	6.1%	0.3%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release. n.m. = Not Meaningful

Net sales in the first quarter were $607 million, an increase of 12 percent, or 20 percent in local currency in comparison to the same period last year. Gross margin on a non-GAAP basis in the first quarter increased from 23.2 percent to 23.3 percent. SG&A expense on a non-GAAP basis in the first quarter was $104 million compared to $124 million in the prior year. As a percentage of sales, SG&A was reduced 5.7 percentage points from 22.9% to 17.2%. These improvements were primarily driven by higher sales and improved productivity.

The Automotive Division received several significant awards from major automakers during the first quarter. HARMAN was selected by Chrysler Group and Fiat to provide integrated infotainment systems for the automakers’ vehicles sold worldwide. Building upon its scalable infotainment system win with Toyota in Europe, the Company was also selected to provide systems for Toyota vehicles sold in North America. The Company was also selected by Daimler AG to equip new Mercedes-Benz models worldwide with in-car entertainment modules incorporating the Company’s GRAMMY®-Award winning wireless headphone technology.

Diverse automotive model launches during the quarter underscore the Company’s successful initiatives to broaden its penetration of premium HARMAN systems beyond the luxury segment. First quarter launches included JBL Professional audio for the Ferrari California and Italia 458; Harman Kardon audio systems for Range Rover; JBL premium audio for the Peugeot 508; Lexicon surround sound audio for the 2011 Hyundai Equus; and Infinity premium audio for the 2011 Kia Optima. The Company introduced a new in-vehicle computing module developed in cooperation with Intel, and new mobile Wi-Fi hotspot capabilities developed with Marvell Technology Group.

Consumer Division

FY 2011 Key Figures – Consumer	Three Months Ended September 30
			Increase (Decrease)
$ millions	3M FY11	3M FY10	Nominal	Local Currency[1]
Net sales	86	84	3%	9%
Gross profit	25	22	12%	19%
Percent of net sales	28.5%	26.1%
SG&A	24	21	14%	19%
Operating income (loss)	0	1	n.m.	n.m.
Percent of net sales	0.6%	0.9%
Restructuring-related costs	0	0
Goodwill impairment charge	0	0
Non-GAAP
Gross profit[1]	25	22	12%	19%
Percent of net sales[1]	28.4%	26.1%
SG&A1	24	21	16%	21%
Operating income (loss)[1]	0	1	n.m.	n.m.
Percent of net sales[1]	0.1%	1.0%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release. n.m. = Not Meaningful

Net sales in the first quarter were $86 million, an increase of 3 percent, or 9 percent in local currency. Gross margin on a non-GAAP basis in the first quarter increased to 28.4 percent, an increase of 2.3 percentage points. SG&A expense on a non-GAAP basis in the first quarter was $24 million compared to $21 million in the prior year. The increase was primarily due to the new Global Product Development Center in Shenzhen, China and brand marketing activities.

At Berlin’s IFA Consumer Electronics Show during September, the division booked more than $25 million in on-site orders amidst strong new product introductions. Innovations showcased at the exhibition included the Signature Series line of headphones developed and launched with music legend Quincy Jones; a high-performance integrated amplifier from Harman Kardon; Studio 1 Series speakers from JBL; and significant enhancements to receiver and home theater systems.

The Company’s JBL brand also launched the new OnStage® family of designer docking stations for iPod® and iPhone® users and the award-winning MS-8 Series of aftermarket amplifiers for automotive audio enthusiasts. HARMAN won two prestigious “Best Product” awards from the European Imaging and Sound Association (EISA).

Professional Division

FY 2011 Key Figures – Professional	Three Months Ended September 30
			Increase (Decrease)
$ millions	3M FY11	3M FY10	Nominal	Local Currency[1]
Net sales	144	121	19%	20%
Gross profit	59	46	27%	28%
Percent of net sales	40.8%	38.2%
SG&A	34	30	14%	16%
Operating income (loss)	25	17	48%	48%
Percent of net sales	17.3%	13.8%
Restructuring-related costs	(3)	1
Goodwill impairment charge	0	0
Non-GAAP
Gross profit[1]	58	47	23%	24%
Percent of net sales[1]	40.1%	38.7%
SG&A1	36	30	22%	24%
Operating income (loss)[1]	22	17	24%	24%
Percent of net sales[1]	15.0%	14.4%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release. n.m. = Not Meaningful

Net sales in the first quarter were $144 million, an increase of 19 percent, or 20 percent in local currency. This increase was driven in part by the recent acquisition of Selenium in Brazil. Gross margin on a non-GAAP basis in the first quarter increased to 40.1 percent, an increase of 1.4 percentage points. SG&A expense on a non-GAAP basis in the first quarter was $36 million compared to $30 million in the prior year – driven in part by continued investment in emerging market build up of sales and service.

The Professional Division continued to support landmark sporting and entertainment events around the world, wrapping up an official sponsorship at Shanghai World Expo 2010 where more than 70 million visitors experienced HARMAN audio systems across more than 20 venues. The Company’s professional audio systems also welcomed visitors to the FIFA World Cup competition in South Africa and the recent Commonwealth Games in India.

The division provided professional audio systems for several high-profile entertainment events during the quarter, including the Prime Time Emmy Awards, Miss Universe Pageant, and MTV Music Video Awards. The Company’s digital mixing consoles were commissioned at Austria’s historic Vienna Konzerthaus. Other HARMAN systems supported such leading events and entertainers as American Idol Live, the James Taylor/Carole King USA tour, Sheryl Crow, and European tours with U2, Elton John, Guns’n’Roses, Sting, and Bon Jovi.

Other (Corporate)

FY 2011 Key Figures – Other	Three Months Ended September 30
			Increase (Decrease)
$ millions	3M FY11	3M FY10	Nominal	Local Currency[1]
SG&A	19	15	27%	27%
Restructuring-related costs	0	0
Non-GAAP
SG&A1	19	15	26%	26%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release. n.m. = Not Meaningful

SG&A expense increased in the first quarter primarily due to investments in technology, innovation and marketing programs. The Company’s Corporate Technology Center (CTC) is driving cutting-edge development in areas such as connectivity and networking, mobile Internet such as Aha Mobile, cloud computing, advanced driver assistance, wireless technologies and energy-efficiency.

Harman International Industries, Incorporated

Consolidated Statements of Operations

(000s omitted except per share amounts; unaudited)	Three Months Ended September 30,
	2010	2009
Net sales	$836,946	$748,428
Cost of sales	612,375	556,200

Gross profit	224,571	192,228
Selling, general and administrative expenses	181,825	193,309
Goodwill impairment	—	3,016

Operating income (loss)	42,746	(4,097)
Other expenses:
Interest expense, net	6,146	9,563
Miscellaneous, net	1,527	1,244

Income (loss) from continuing operations before taxes	35,073	(14,904)
Income tax expense (benefit)	7,685	(5,003)

Income (loss) from continuing operations net of taxes	27,388	(9,901)
Income (loss) from discontinued operations net of taxes	0	2,103

Net income (loss)	27,388	(7,798)
Less: Net income (loss) attributable to non-controlling interest	0	1,675

Net income (loss) attributable to Harman	$27,388	$(9,473)

Net income (loss) from continuing operations attributable to Harman International Industries, Incorporated:
Income (loss) from continuing operations, net of taxes	$27,388	$(9,901)
Less: Net income (loss) attributable to non-controlling interest	0	1,675

Net income (loss) from continuing ops attributable to Harman International Industries, Incorporated	$27,388	$(11,576)

Earnings (loss) per share from continuing operations attributable to Harman International Industries, Incorporated:
Basic	$0.39	$(0.17)
Diluted	$0.39	$(0.17)
Earnings (loss) per share from discontinued operations:
Basic	$0.00	$0.03
Diluted	$0.00	$0.03
Earnings (loss) per share:
Basic	$0.39	$(0.14)
Diluted	$0.39	$(0.14)
Weighted average shares outstanding:
Basic	70,655	69,254
Diluted	71,094	69,254

Harman International Industries, Incorporated

Consolidated Balance Sheet

(000s omitted; unaudited)	September 30, 2010	June 30, 2010
ASSETS
Current assets
Cash and cash equivalents	$567,676	$645,570
Short-term investments	81,804	—
Accounts receivable	551,402	517,092
Inventories	439,206	353,123
Other current assets	155,473	158,194

Total current assets	1,795,561	1,673,979
Property, plant and equipment	436,821	421,949
Goodwill	114,650	105,922
Deferred tax assets, long term	229,979	247,602
Other assets	116,510	106,763

Total assets	$2,693,521	$2,556,215

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$376	$463
Short-term debt	4,467	13,472
Accounts payable	391,941	382,985
Accrued liabilities	387,873	363,261
Accrued warranties	119,134	99,329
Income taxes payable	7,057	3,941

Total current liabilities	910,848	863,451
Convertible senior notes	366,652	362,693
Other senior debt	953	1,209
Other non-current liabilities	194,799	193,970

Total liabilities	1,473,252	1,421,323

Total equity	1,220,269	1,134,892

Total liabilities and equity	$2,693,521	$2,556,215

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(000s omitted except per share amounts; unaudited)	Three Months Ended September 30, 2010
	GAAP	Adjustments	Non-GAAP
Net sales	$836,946	$—	$836,946
Cost of sales	612,375	971 [a]	613,346

Gross profit	224,571	(971)	223,600
Selling, general and administrative expenses	181,825	1,934 [b]	183,759
Goodwill impairment	—	—	—

Operating income (loss)	42,746	(2,905)	39,841
Other expenses:
Interest expense, net	6,146	—	6,146
Miscellaneous, net	1,527	—	1,527

Income (loss) from continuing operations before taxes	35,073	(2,905)	32,168
Income tax expense (benefit)	7,685	(732)[c]	6,953

Income (loss) from continuing operations net of taxes	27,388	(2,173)	25,215
Less: Net income (loss) attributable to non-controlling interest	—	—	—

Net income (loss) from continuing operations attributable to Harman International Industries, Incorporated	$27,388	$(2,173)	$25,215

Earnings (loss) per share from continuing operations attributable to Harman International Industries, Incorporated:
Basic	$0.39	$(0.03)	$0.36
Diluted	$0.39	$(0.03)	$0.35
Weighted average shares outstanding:
Basic	70,655		70,655
Diluted	71,094		71,094

(a)	Restructuring expense included in Cost of sales was a credit of ($1 million) due to a revision in estimate related to a production outsourcing project in the Professional Division.
(b)	Restructuring expense in SG&A was a credit of ($2 million) due to a partial reversal of severance costs related to a production outsourcing project in the Professional Division.
(c)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the discrete tax rate within that specific country.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our restructuring charges incurred during the first quarter of fiscal 2011. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(000s omitted except per share amounts; unaudited)	Three Months Ended September 30, 2009
	GAAP	Adjustments	Non-GAAP
Net sales	$748,428	$—	$748,428
Cost of sales	556,200	(536)[a]	555,664

Gross profit	192,228	536	192,764
Selling, general and administrative expenses	193,309	(3,329)[b]	189,980
Goodwill impairment	3,016	(3,016)[c]	0

Operating income (loss)	(4,097)	6,881	2,784
Other expenses:
Interest expense, net	9,563	—	9,563
Miscellaneous, net	1,244	—	1,244

Income (loss) from continuing operations before taxes	(14,904)	6,881	(8,023)
Income tax expense (benefit)	(5,003)	1,086 [d]	(3,917)

Income (loss) from continuing operations net of taxes	(9,901)	5,795	(4,106)
Less: Net income (loss) attributable to non-controlling interest	1,675	—	1,675

Net income (loss) from continuing operations attributable to Harman International Industries, Incorporated	$(11,576)	$5,795	$(5,781)

Earnings (loss) per share from continuing operations attributable to Harman International Industries, Incorporated:
Basic	$(0.17)	$0.09	$(0.08)
Diluted	$(0.17)	$0.09	$(0.08)
Weighted average shares outstanding:
Basic	69,254		69,254
Diluted	69,254		69,254

(a)	Restructuring charges in Cost of sales in the amount of $0.5 million were recorded during the first quarter of fiscal 2010. These charges were primarily related to accelerated depreciation.
(b)	Restructuring charges in SG&A in the amount of $3.3 million were recorded during the first quarter of fiscal 2010. These charges were taken to increase efficiency in manufacturing, engineering and administrative functions.
(c)	Goodwill impairment charge of $3.0 million was taken in the first quarter of fiscal 2010.
(d)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the discrete tax rate within that specific country.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our restructuring and goodwill impairment charges incurred during the first quarter of fiscal 2010. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(Foreign Currency Translation Impact)

($000s Omitted; unaudited)	Three Months Ended September 30,		Increase (Decrease)
	2010	2009
Net sales – nominal currency	$836,946	$748,428	12%
Effect of foreign currency translation[1]		(43,564)

Net sales – local currency	836,946	704,864	19%

Gross profit – nominal currency	224,571	192,228	17%
Effect of foreign currency translation[1]		(9,721)

Gross profit – local currency	224,571	182,507	23%

SG&A – nominal currency	181,825	196,325	(7%)
Effect of foreign currency translation[1]		11,727

SG&A – local currency	181,825	184,598	(2%)

Operating income (loss) – nominal currency	42,746	(4,097)	n.m.
Effect of foreign currency translation[1]		2,007

Operating income (loss) – local currency	42,746	(2,091)	n.m.

[1]	Impact of restating prior year results at current year foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates. We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(Foreign Currency Translation Impact)

EXCLUDING restructuring and goodwill charges ($000s Omitted; unaudited)	Three Months Ended September 30,		Increase (Decrease)
	2010	2009
Net sales – nominal currency	$836,946	$748,428	12%
Effect of foreign currency translation[1]		(43,564)

Net sales – local currency	836,946	704,864	19%

Gross profit – nominal currency	223,600	192,763	16%
Effect of foreign currency translation[1]		(9,781)

Gross profit – local currency	223,600	182,982	22%

SG&A – nominal currency	183,758	189,980	(3%)
Effect of foreign currency translation[1]		11,273

SG&A – local currency	183,758	178,707	3%

Operating income (loss) – nominal currency	39,841	2,783	n.m.
Effect of foreign currency translation[1]		1,492

Operating income (loss) – local currency	39,841	4,275	n.m.

[1]	Impact of restating prior year results at current year foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates. We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Q1 and Q2 Fiscal 2010 Discontinued Operations

(000s omitted; unaudited)	Three Months Ended September 30, 2009
	GAAP	Adjustments	Non-GAAP
As Previously Reported (including QNX): [1]
Sales	$757,368	$—	$757,368
Operating profit	(1,499)	6,965	5,466
Net income attributable to Harman International industries, Inc.	(7,798)	5,879	(1,919)

Continuing Operations:
Sales	$748,428	$—	$748,428
Operating profit	(4,097)	6,880	2,783
Net income from continuing operations	(9,901)	5,794	(4,107)

Discontinued Operations:
Sales	$8,940	$—	$8,940
Operating profit	2,598	85	2,683
Gain on discontinued operations, net of tax	—	—	—
Net income from discontinued operations	2,103	85	2,188

(000s omitted; unaudited)	Three Months Ended December 31, 2009
	GAAP	Adjustments	Non-GAAP
As Previously Reported (including QNX): [1]
Sales	$937,489	$—	$937,489
Operating profit	39,422	13,242	52,664
Net income attributable to Harman International industries, Inc.	19,713	12,231	31,944

Continuing Operations:
Sales	$928,273	$—	$928,273
Operating profit	37,238	13,181	50,419
Net income from continuing operations	17,010	12,170	29,179

Discontinued Operations:
Sales	$9,216	$—	$9,216
Operating profit	2,184	61	2,245
Gain on discontinued operations, net of tax	—	—	—
Net income from discontinued operations	2,703	61	2,765

[1]

QNX was sold in the fourth quarter of fiscal 2010. As a result, the first three quarters of 2010 were reported included QNX in continuing operations and the fourth quarter was reported with QNX included in discontinued operations.

Harman International Industries, Incorporated

Q3 and Q4 Fiscal 2010 Discontinued Operations

(000s omitted; unaudited)	Three Months Ended March 31, 2010
	GAAP	Adjustments	Non-GAAP
As Previously Reported (including QNX): [1]
Sales	$848,232	$—	$848,232
Operating profit	30,574	5,936	36,510
Net income attributable to Harman International Industries, Inc,	18,260	4,058	22,318

Continuing Operations:
Sales	$837,011	$—	$837,011
Operating profit	26,884	5,916	32,800
Net income from continuing operations	14,921	4,038	18,959

Discontinued Operations:
Sales	$11,221	$—	$11,221
Operating profit	3,690	20	3,710
Gain on discontinued operations, net of tax	—	—	—
Net income from discontinued operations	3,339	20	3,359

(000s omitted; unaudited)	Three Months Ended June 30, 2010
	GAAP	Adjustments	Non-GAAP
As Previously Reported (including QNX): [1]
Sales	$856,648	$—	$856,648
Operating profit	26,540	4,193	30,733
Net income attributable to Harman International Industries, Inc,	133,883	2,827	136,710

Continuing Operations:
Sales	$850,716	$—	$850,716
Operating profit	25,530	4,181	29,711
Net income from continuing operations	18,437	2,815	21,252

Discontinued Operations:
Sales	$5,933	$—	$5,933
Operating profit	1,010	12	1,022
Gain on discontinued operations, net of tax	114,197	—	114,197
Net income from discontinued operations	1,248	12	1,261

[1]

QNX was sold in the fourth quarter of fiscal 2010. As a result, the first three quarters of 2010 were reported included QNX in continuing operations and the fourth quarter was reported with QNX included in discontinued operations.

Harman International Industries, Incorporated

Total Liquidity Reconciliation

Total Company Liquidity	As of September 30,
$ millions	2010	2009	Increase (Decrease)
Cash & cash equivalents	568	540	5%
Short-term investments	82	0	n/a
Available credit under Revolving Credit Facility	225	0	n/a
Total liquidity	875	540	62%

Harman International Industries, Incorporated

Adjusted EBITDA Reconciliation

$ millions	Q2 FY09	Q3 FY09	Q4 FY09	Q1 FY10	Q2 FY10	Q3 FY10	Q4 FY10	Q1 FY11
Operating income (loss)	(356)	(95)	(84)	(4)	37	27	26	43
Operating income (loss), Adjustments[1]	338	21	49	7	13	6	4	(3)
Operating income (loss), Non-GAAP	(18)	(74)	(35)	3	50	33	30	40
Deprecation & Amortization	35	32	42	34	34	32	28	28
Deprecation & Amortization, Adjustments[2]	(3)	0	0	(1)	(1)	(1)	0	1
Deprecation & Amortization, Non-GAAP	32	32	42	33	33	31	28	29
EBITDA	14	(43)	7	36	84	63	58	69
Last-Twelve-Months EBITDA				14	83	189	241	274

[1]	Consists primarily of restructuring in SG&A related to efficiency projects in manufacturing, engineering and administrative functions and goodwill impairment charges.
[2]	Consists primarily of restructuring charges in cost of sales related to accelerated depreciation.